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                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No.1 to the Registration Statement on Form S-3 (SEC File No.333-95373) of our report dated March 26, 1999 relating to the financial statements and financial statement schedules, which appears in Acacia Research Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Los Angeles, California
February 4, 2000